News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, CFO & Treasurer	Vice President, Marketing & Communications
(407) 650-1510	(407) 650-1205
CNL Hotels & Resorts Reports Results for First Quarter 2006
– Achieves 34.4% operating profit margin and acquires Grande Lakes Orlando resort –
(ORLANDO, Fla.) May 19, 2006 – CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, today announced results for the first quarter ended March 31, 2006. The following results are compared to the first quarter ended March 31, 2005, and where applicable, defined terms are included in the Notes to Financial and Portfolio Information section of this news release.
First Quarter Performance Highlights
▪	Total revenue increased 12.2% to approximately $406.0 million.

▪	RevPAR for comparable properties increased 10.0% for the quarter, with RevPAR for adjusted comparable properties increasing 7.6% for the quarter.

▪	Hotel and resort operating profit margin for comparable properties was 34.4% for the quarter, equal to that of adjusted comparable properties.

▪	Net income increased to approximately $119.8 million from $9.0 million.

▪	Adjusted EBITDA increased 12.0% to approximately $125.1 million for the quarter.

▪	Adjusted FFO per diluted share increased 6.8% to $0.47 for the quarter.
Thomas J. Hutchison III, chief executive officer, stated, “Our strong results in 2005 paved the way to a healthy first quarter of 2006, demonstrating the high quality of our portfolio, vitality of the brands and continued optimism that the lodging industry remains robust. Our strategic sale of the Hotel del Coronado harvested the tremendous value created during our ownership of the asset and enabled us to invest in the Grande Lakes Orlando resort including a Ritz-Carlton and JW Marriott, which we anticipate will provide additional growth opportunities. Building on this early momentum, we will continue our disciplined focus on luxury and upper upscale assets and believe we are well positioned to benefit from increasing demand and high barriers to entry relative to new supply.”
Operating Performance
RevPAR for the Company’s 90 comparable properties increased 10.0% to $120.07 in the first quarter compared to the same period in 2005, resulting from a 1.0 percentage point increase in occupancy to 74.2% and an 8.5% gain in average daily room rate (“ADR”) to $161.89. For the

90 comparable properties, hotel and resort operating profit margin increased in the first quarter by 0.5 percentage points to 34.4%.
RevPAR for the Company’s 92 adjusted comparable properties increased 7.6% to $123.73 in the first quarter compared to the same period in 2005, resulting from a 0.1 percentage point increase in occupancy to 73.5% and a 7.6% gain in ADR to $168.26. For the 92 adjusted comparable properties, hotel and resort operating profit margin decreased in the first quarter by 0.1 percentage points to 34.4%.
“For our comparable properties, 85% of our RevPAR growth was derived from increased ADR, particularly at our resort properties, translating into healthy profit margins during our portfolio’s seasonally strong quarter,” stated John A. Griswold, president and chief operating officer. “Our profit margins and RevPAR growth contributed to a 12% Adjusted EBITDA increase, while group and transient demand at our properties continues to exceed expectations.”
Balance Sheet & Financing Activities
During the first quarter, the Company closed a new $1.525 billion five-year CMBS loan. The loan includes $1.0 billion financed at a fixed rate of 5.57 percent and $525 million financed at a floating rate of 30-day LIBOR plus 272.5 basis points. Loan proceeds were used to refinance the Company’s pre-existing $1.5 billion CMBS loan.
“As we look to a period of continued economic expansion, we are pleased to have locked in favourable rates in this refinancing, positioning us to mitigate the impact of a potentially rising interest rate environment thereby enhancing our profitability,” stated C. Brian Strickland, executive vice president and chief financial officer.
Dispositions
On January 9, 2006, the Company completed the sale of its interest in the venture that owned the Hotel del Coronado for net proceeds of approximately $167 million and recognized a net gain of approximately $133.7 million.
Subsequent to the first quarter, on April 28, 2006, the Company sold two non-strategic Wyndham hotels to an affiliate of The Blackstone Group for $42.5 million with an estimated net gain of approximately $4.5 million.
Acquisitions
On February 24, 2006, the Company acquired the 500-acre Grande Lakes Orlando resort for approximately $753 million in cash plus transaction costs and the assumption of certain liabilities. The resort features a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square-foot spa and an 18-hole Greg Norman-designed championship golf course.
Subsequent to the first quarter, a wholly owned subsidiary of the Company entered into two separate purchase agreements to acquire the remaining membership interests in the entity that owns the 950-room JW Marriott Desert Ridge Resort & Spa in Phoenix, Arizona. Under the purchase agreements, the Company, through its wholly owned subsidiary, will acquire the remaining 56% interest from Desert Ridge Resort, Ltd. and Marriott Hotel Services, Inc. for an aggregate purchase price of approximately

$65 million, plus closing price adjustments (based on working capital and cash flow of the resort before closing). These purchases are subject to certain closing conditions and there can be no assurance that the purchases will close.
“Our investment activity during the first quarter of 2006 included two outstanding destination resorts that we believe are positioned in a strong demand-generating Orlando market and postured for significant long-term growth,” added Mr. Griswold. “Upon acquiring the remaining interests in the JW Marriott Desert Ridge Resort, we expect these large resort properties to benefit from Marriott’s global marketing reach of group bookings, providing synergistic strength in the Eastern and Western U.S.”
Other Highlights
Furthering its longstanding relationship with Hilton, three of the Company’s signature properties –Arizona Biltmore Resort & Spa, Grand Wailea Resort Hotel & Spa and La Quinta Resort & Club – were transitioned in the first quarter to Hilton management and The Waldorf=Astoria Collection designation, Hilton’s new elite brand.
Total capital expenditures were approximately $802.7 million as of March 31, 2006, including expenditures for the acquisition of the Grande Lakes Orlando resort, with an additional $159.3 million planned for the remainder of 2006 excluding future acquisitions. Significant projects planned or currently underway include a spa expansion at Arizona Biltmore Resort & Spa, a new signature pool at La Quinta Resort & Club and ballroom expansions at Doral Golf Resort & Spa, The Ritz-Carlton Orlando and JW Marriott Desert Ridge Resort & Spa.
Subsequent to the first quarter, on April 3, 2006, the Company entered into an amended and restated agreement and plan of merger with its advisor, CNL Hospitality Corp. In the amended merger, all of the outstanding shares of capital stock of CNL Hospitality Corp. will be converted into the right to receive 3.6 million shares of common stock of the Company and the Company will assume and repay approximately $7.9 million of debt. The total number of shares was calculated by dividing $72 million by the Per Share Price (as defined in the amended merger agreement). Upon completion of the merger, officers and employees of the Company’s advisor will become associates of the Company within an integrated, self-administered REIT. The closing of the merger is subject to certain conditions and there can be no assurance that the closing will occur.
Mr. Hutchison concluded, “We believe the first quarter of 2006 is the beginning of an exciting year, as we continue with strong operating performance results, recycle invested capital into high-end growth opportunities and strengthen our financial position. We have built a sound platform to execute our long-term strategic objectives, and we are optimistic that our disciplined approach will continue to deliver value.”
About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. owns one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper upscale properties, the Company has approximately $6.0 billion in total assets with 92 hotels and resorts across North America that operate under corporate brands such as The Ritz-Carlton, Marriott, Hilton, The Waldorf=Astoria Collection and Hyatt. For more information, please visit www.cnlhotels.com.
The Company references non-GAAP financial measures and operating measures within the meaning of the rules of the Securities and Exchange Commission, such as FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, and Adjusted EBITDA; and RevPAR, ADR, occupancy, and hotel and resort operating profit margin. For further information regarding these measures and why the Company believes these non-GAAP financial measures and operating measures are helpful in understanding the Company’s performance, refer to the accompanying “Financial and Portfolio Information” section.
- Attachments to Follow -
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the capital improvements, annual interest savings, momentum from the first quarter, enhancing financial flexibility, future performance, benefits from re-branding, change of management companies, planned use of sales proceeds, future acquisitions and investments, lodging demand and group travel, momentum, enhanced liquidity position, closings of pending transactions, amount of proceeds and gain, and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. CNL Hotels & Resorts, Inc. (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations and those described in the forward looking statements include, but are not limited to: change in the management approach of the management companies; the failure or adverse change in the branding strategies of the management companies; changes in the planned use of proceeds; the inability to acquire properties that meet the Company’s investment objectives; changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; availability of attractive acquisition opportunities; and such other risk factors as may be discussed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

CNL Hotels & Resorts, Inc.
Financial and Portfolio Information

CNL Hotels & Resorts, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS –UNAUDITED
(in thousands, except per share data)

	March 31, 2006	December 31, 2005
ASSETS
Hotel and resort properties, net	$4,719,676	$3,998,822
Assets held for sale	—	425,633
Cash and cash equivalents	104,695	83,307
Restricted cash	132,406	113,981
Receivables, less allowance for doubtful accounts of $1,917 and $1,806, respectively	127,395	88,625
Goodwill	509,174	509,174
Intangible assets, less accumulated amortization of $19,958 and $17,549, respectively	334,414	336,723
Prepaid expenses and other assets	82,848	103,127
Loan costs, less accumulated amortization of $26,332 and $38,960, respectively	20,909	29,390

	$6,031,517	$5,688,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,222,394	$2,599,454
Liabilities associated with assets held for sale	—	418,957
Accounts payable and accrued expenses	222,510	175,026
Accrued litigation settlement	34,865	34,151
Other liabilities	23,947	25,552
Distributions and losses in excess of investments in unconsolidated entities	10,757	2,600
Due to related parties	12,257	27,000
Membership deposits	236,056	229,809

Total liabilities	3,762,786	3,512,549

Commitments and contingencies

Minority interests	124,684	114,860

Stockholders’ equity:
Preferred stock, without par value.
Authorized and unissued 1,500 shares	—	—
Excess shares, $.01 par value per share.
Authorized and unissued 31,500 shares	—	—
Common stock, $.01 par value per share.
Authorized 225,000 shares; issued 158,918 and 158,417 shares, respectively; outstanding 152,884 and 152,882 shares, respectively	1,530	1,530
Capital in excess of par value	2,743,093	2,743,073
Accumulated distributions in excess of net income	(607,479)	(689,022)
Accumulated other comprehensive income	6,903	5,792

Total stockholders’ equity	2,144,047	2,061,373

	$6,031,517	$5,688,782

CNL Hotels & Resorts, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS–UNAUDITED
(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenues:
Room	$234,168	$205,515
Food and beverage	108,504	96,133
Other hotel and resort operating departments	59,675	56,690
Rental income from operating leases	3,217	3,184
Other income	415	376

	405,979	361,898

Expenses:
Room	50,287	46,386
Food and beverage	69,104	61,978
Other hotel and resort operating departments	33,208	31,124
Property operations	67,324	57,647
Repairs and maintenance	15,098	13,199
Hotel and resort management fees	14,266	10,510
Sales and marketing	22,035	19,839
General operating and administrative	6,195	4,490
State and local taxes	2,084	2,027
Asset management fees to related party	6,516	7,366
Depreciation and amortization	50,432	44,848

	336,549	299,414

Operating profit	69,430	62,484

Interest income	1,722	515
Interest and loan cost amortization	(49,206)	(44,645)
Transaction costs	(2,382)	—
Loss on extinguishment of debt	(29,132)	—

(Loss) income before equity in earnings (losses) of unconsolidated entities, minority interests and benefit (expense) from income taxes	(9,568)	18,354
Equity in earnings (losses) of unconsolidated entities	1,246	(492)
Minority interests	(2,731)	(2,423)

(Loss) income from continuing operations before benefit (expense) from income taxes	(11,053)	15,439
Benefit (expense) from income taxes	404	(1,210)

(Loss) income from continuing operations	(10,649)	14,229
Income (loss) from discontinued operations, net of income taxes	130,413	(5,263)

Net income	$119,764	$8,966

(Loss) earnings per share of common stock (basic and diluted):
Continuing operations	$(0.07)	$0.09
Discontinued operations	0.85	(0.03)

	$0.78	$0.06

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,883	152,913

The following is a reconciliation of net income to FFO and FFO per share for the three months ended March 31 (in thousands, except per share data):

	Three Months Ended March 31,
	2006 (a)	2005 (b)
Net income	$119,764	$8,966

Adjustments:

Effect of depreciation of real estate assets of unconsolidated entities	2,138	3,548
Effect of depreciation of real estate assets of minority interests	(2,556)	(3,153)
Depreciation and amortization of real estate assets	48,144	50,645
Gain on sale of real estate assets	(133,719)	(660)

FFO	$33,771	$59,346

Weighted average shares (basic and diluted)	152,883	152,913

FFO per share – basic and diluted	$0.22	$0.39

(a)	Results of operations for the three months ended March 31, 2006 do not include $3.5 million in net membership cash flows and include $29.1 million of loss on extinguishment of debt and $2.4 million of transaction costs.

(b)	Results of operations for the three months ended March 31, 2005 do not include $3.8 million in net membership cash flows and include $4.2 million of loss on extinguishment of debt.
The following is a reconciliation of (loss) income from continuing operations to EBITDA, as defined, in the attached Notes to Financial and Portfolio Information, for the three months ended March 31 (in thousands):

	Three Months Ended
	March 31,
	2006(a)	2005(b)
(Loss) income from continuing operations	$(10,649)	$14,229

Adjustments:
Interest and loan cost amortization	49,206	44,645
Income tax (benefit) expense	(404)	1,210
Depreciation and amortization	50,432	44,848

EBITDA	$88,585	$104,932

(a)	Results of operations for the three months ended March 31, 2006 do not include $3.5 million in net membership cash flows and include $29.1 million of loss on extinguishment of debt and $2.4 million of transaction costs.

(b)	Results of operations for the three months ended March 31, 2005 do not include $3.8 million in net membership cash flows and include $4.2 million of loss on extinguishment of debt.

The following is a reconciliation of net income to Adjusted FFO and Adjusted FFO per diluted share for the three months ended March 31 (in thousands, except per share data):

	Three Months Ended March 31,
	2006	2005
Net income	$119,764	$8,966
Effect of depreciation of real estate assets of unconsolidated entities	2,138	3,548
Effect of depreciation of real estate assets of minority interests	(2,556)	(3,153)
Depreciation and amortization of real estate assets	48,144	50,645
Gain on sale of real estate assets	(133,719)	(660)
Loss on extinguishment of debt (discontinued operations)	4,296	4,206
Gain on hedge termination (discontinued operations)	(945)	—
Transaction costs	2,382	—
Loss on extinguishment of debt	29,132	—
Net membership cash flows	3,470	3,850

Adjusted funds from operations	$72,106	$67,402

Weighted average shares	152,883	152,913

Adjusted FFO per share	$0.47	$0.44

The following is a reconciliation of (loss) income from continuing operations to Adjusted EBITDA for the three months ended March 31:

	Three Months Ended
	March 31,
	2006	2005
(Loss) income from continuing operations	$(10,649)	$14,229
Minority interest adjustments	2,731	2,423
Equity method adjustments	(1,246)	492
Interest and loan cost amortization	49,206	44,645
Depreciation and amortization	50,432	44,848
Income tax (benefit)expense	(404)	1,210
Transaction costs	2,382	—
Loss on extinguishment of debt	29,132	—
Net membership cash flows	3,470	3,850

Adjusted EBITDA	$125,054	$111,697

CNL Hotels & Resorts, Inc. and Subsidiaries
PROPERTY OPERATING DATA –UNAUDITED
Property Operating Data—Comparable Properties
Continuing Operations
For the Three Months Ended March 31, 2006

								Hotel &
								Resort
			Var.		Var.		Var.	Operating	Var.
			(ppt.)		(%)		(%)	Profit	(ppt.)
			to		to		to	Margin	to
	Properties	Occupancy	2005	ADR	2005	RevPAR	2005	(2)	2005
Consolidated
Luxury and Upper Upscale	30	75.0%	1.0	$197.07	9.0%	$147.77	10.5%	33.6%	(0.3)
Upscale	27	75.2	1.1	113.48	10.5	85.31	12.2	38.5	2.9
Midscale	25	71.8	3.0	89.07	7.9	63.97	12.6	31.2	2.5

Total Consolidated	82	74.4%	1.4	$159.26	8.9%	$118.57	11.0%	33.9%	0.2
Unconsolidated	2	77.1	(1.7)	234.79	5.0	181.01	2.7	40.3	2.3

Subtotal	84	74.6%	1.2	$163.83	8.4%	$122.22	10.2%	34.5%	0.4
Triple Net Lease (1)	6	66.3	(3.6)	121.93	9.0	80.78	3.3	28.3	1.8

Total	90	74.2%	1.0	$161.89	8.5%	$120.07	10.0%	34.4%	0.5

(1)	The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries
PROPERTY OPERATING DATA –UNAUDITED
Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Three Months Ended March 31, 2006

								Hotel &
								Resort
			Var.		Var.		Var.	Operating	Var.
			(ppt.)		(%)		(%)	Profit	(ppt.)
			to		to		to	Margin	to
	Properties	Occupancy	2005	ADR	2005	RevPAR	2005	(2)	2005
Consolidated
Luxury and Upper Upscale	32	73.8%	(0.6)	$205.12	8.0%	$151.30	7.1%	33.7%	(0.9)
Upscale	27	75.2	1.1	113.48	10.5	85.31	12.2	38.5	2.9
Midscale	25	71.8	3.0	89.07	7.9	63.97	12.6	31.2	2.5

Total Consolidated	84	73.7%	0.4	$166.48	7.7%	$122.74	8.3%	34.0%	(0.4)
Unconsolidated	2	77.1	(1.7)	234.79	5.0	181.01	2.7	40.3	2.3

Subtotal	86	73.9%	0.3	$170.38	7.4%	$125.93	7.8%	34.6%	(0.1)
Triple Net Lease (1)	6	66.3	(3.6)	121.93	9.0	80.78	3.3	28.3	1.8

Total	92	73.5%	0.1	$168.26	7.6%	$123.73	7.6%	34.4%	(0.1)

(1)	The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(2)	Hotel and resort operating profit margin is calculated as hotel and resort operating profit divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries
NOTES TO FINANCIAL AND PORTFOLIO INFORMATION
Non-GAAP Financial Measures and Operating Measures
Included in this news release are certain non-GAAP financial measures which are not calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), and operating measures, within the meaning of applicable Securities and Exchange Commission rules. The non-GAAP financial measures include FFO, FFO per share, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA. The operating measures include RevPAR, ADR, occupancy, and hotel and resort operating profit margin. The following discussion defines these terms and why the Company feels they are helpful in understanding performance.
Funds From Operations
The Company considers Funds From Operations (“FFO”) (and FFO per diluted share) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to unconsolidated partnerships and joint ventures.
In calculating FFO, net income is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. The Company also believes FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably over time. In addition, the Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance. FFO, as presented, may not be comparable to similarly titled measures reported by other equity REITs. Accordingly, the Company believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.
Adjusted FFO
The Company defines Adjusted FFO as FFO (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted FFO is useful to the Company and to its investors as a supplemental measure in evaluating our financial performance because it helps evaluate the ongoing performance of its properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted FFO should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted FFO differently than the Company does and, accordingly, the Company’s calculation of Adjusted FFO may not be comparable to such other companies’ Adjusted FFO measures. The Company adjusted FFO for the following items, which may occur in any period, when calculating Adjusted FFO:
▪	Net membership cash flows – The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Loss on extinguishment of debt of discontinued operations – The Company excludes the effects of loss on extinguishment of debt of its discontinued operations because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or the ongoing performance of its consolidated and unconsolidated properties.

▪	Loss on extinguishment of debt – The Company excludes the effects of loss on extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or its ongoing performance of its properties.

▪	Gain on the sale of real estate assets – The Company excludes the effect of the gain on the sale of real estate assets because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪	Gain (loss) on hedge termination — The Company excludes the gain/(loss) on hedge terminations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪	Transaction costs — The Company excludes transaction costs because it believes that including it is not consistent with reflecting the ongoing performance of its properties.
EBITDA
Earnings before interest expense, income taxes, depreciation and amortization, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, (ii) income tax benefit or expense; and (iii) depreciation and amortization. The Company believes EBITDA is useful to the Company and to an investor as a supplemental corporate level measure in evaluating the Company’s financial performance because EBITDA excludes expenses that the Company believes may not be indicative of its corporate operating performance. By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and its capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, the Company and its investors can more accurately assess the financial performance of the Company’s portfolio. The Company’s management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. In addition, it believes EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements of our business, it does not reflect the amount of capital needed to maintain its properties nor does it reflect trends in interest costs due to interest rate changes or increased borrowings. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other equity REITs may calculate EBITDA differently than does the Company and, accordingly, its calculation of EBITDA may not be comparable to such other REITs’ EBITDA.
Adjusted EBITDA
The Company defines Adjusted EBITDA as EBITDA (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted EBITDA is useful to the Company and to its investors as a supplemental measure in evaluating its financial performance because it helps evaluate the ongoing performance of the Company’s properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted EBITDA differently than the Company does and, accordingly, its calculation of Adjusted EBITDA may not be comparable to such other companies’ Adjusted EBITDA measures. The Company adjusted EBITDA for the following items, which may occur in any period, when calculating Adjusted EBITDA:
▪	Loss on extinguishment of debt – The Company excludes the effects of loss on extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting its ongoing capital structure or the ongoing performance of its properties.

▪	Net membership cash flows – The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Transaction costs – The Company excludes transaction costs because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its properties.

▪	Minority interest adjustments – The Company excludes the minority interest in the income or loss of its consolidated partnerships as presented in its unaudited condensed consolidated statement of operations because the Company believes that including these amounts in EBITDA does not reflect the effect of the minority interest position on its performance since these amounts include its minority partners’ pro-rata portion of depreciation, amortization and interest expense.

▪	Equity method adjustments – The Company excludes the effect of equity in earnings (losses) from unconsolidated entities as presented in its unaudited condensed consolidated statements of operations because its interest in the earnings (losses) of these entities does not reflect the impact of its minority interest position on the Company’s performance and these amounts include its pro-rata portion of depreciation, amortization and interest expense.
Limitations on the Use of Non-GAAP Financial Measures
FFO, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike these measures, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of operating performance. These measures, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of our consolidated historical operating results, these measures should be considered only as supplemental information and only in conjunction with its net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.
Property Operating Data
The Company’s results of operations are highly dependent upon the operations of its hotel and resort properties. To evaluate the financial condition and operating performance of the Company’s properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”), occupancy, and hotel and resort operating profit margin. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. The Company defines RevPAR as (i) the average daily room rate, or ADR, charged, multiplied by (ii) the average daily occupancy achieved. The Company defines ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. The Company defines occupancy by dividing the total number of rooms occupied by the hotel and resort guests on a paid basis during the applicable period by the total number of available rooms at the property. The Company defines hotel and resort operating profit margin as operating profit at the hotel and resort level, excluding unallocated expenses and certain other expenses which are not captured at the property level, divided by total hotel and resort operating revenues. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, the Company considers this measure to be the leading indicator of core revenues for many hotels and resorts. The Company closely monitors what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on the Company’s profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions made by the Company. The Company uses hotel and resort operating profit margins to evaluate how efficiently expenses are managed at a property in relation to total revenue generated. The Company’s management uses hotel and resort operating profit and the resulting operating profit margin as one measure in determining the value of acquisitions and dispositions and believes this operating measure is used by securities analysts, investors, and other interested parties in the evaluation of equity REITs or other companies in the lodging industry. Hotel and resort operating profit margin should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other companies in the lodging industry may calculate hotel and resort operating profit margin differently than does the Company and, accordingly, its calculation of hotel and resort operating profit margin may not be comparable to such other companies.
Comparable Properties
The Company defines “comparable properties” as properties owned at the beginning of and during the entirety of both periods being compared. The Company considers 90 properties for the three months ended March 31, 2006 to be “comparable properties.”

Adjusted Comparable Properties
The Company defines “adjusted comparable properties” as properties owned as of the last day of the reporting periods, including properties acquired during the period (for which historical data is available) as if the Company owned the properties since the beginning of the period and excluding properties that were opened during the reporting periods being compared, changed reporting periods during the periods being compared, or are located outside of the United States. For the three months ended March 31, 2006, the Company considers 92 properties to be “adjusted comparable properties.”
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